SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
November 23, 2005
Date of Report
(Date of Earliest Event Reported)
Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)
(706) 649-2267
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 23, 2005, Synovus Financial Corp. (“Registrant”) entered into a material amendment of the Amended and Restated Rights Agreement dated as of May 14, 2002 by and between the Registrant and Mellon Investor Services LLC as Rights Agent (the “Rights Agreement”). The Rights Agreement sets forth the conditions for exercise of the Registrants’ Common Stock Purchase Rights (the “Rights”), which entitle the registered holder thereof to purchase from the Registrant at any time after the Distribution Date (as defined in the Rights Agreement) one share of common stock, par value $1.00 per share, at a price of $225 per share, subject to adjustment. Pursuant to the amendment to the Rights Agreement, the “Final Expiration Date” (as defined in the Rights Agreement) has been changed from May 5, 2009 to December 31, 2005. The amendment will have the effect of causing the Rights Agreement and the Rights to terminate at the close of business on December 31, 2005, unless a change of control event under the Rights Agreements occurs prior thereto. The amendment is attached as Exhibit 4.2 and incorporated herein by reference.

On November 23, 2005, the Registrant issued a press release announcing the amendment to the Rights Agreement, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” of this Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Amended and Restated Rights Agreement dated as of May 14, 2002 by and between the Registrant and Mellon Investor Services LLC as Rights Agent

4.2	Amendment No. 1 to Rights Agreement dated as of November 23, 2005 to the Amended and Restated Rights Agreement dated as of May 14, 2002 by and between the Registrant and Mellon Investor Services LLC as Rights Agent

99.1	Registrant’s press release dated November 23, 2005

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Registrant”)
Dated: November 23, 2005	By:	/s/ Kathleen Moates
Kathleen Moates
Senior Deputy General Counsel